Exhibit 10.2

Fourth Amendment
Dated as of September 8, 2017
to
Receivables Sale Agreement
Dated as of May 31, 2012
This Fourth Amendment (the “Amendment”), dated as of September 8, 2017, is entered into among GMO Receivables Company (the “Seller”), KCP&L Greater Missouri Operations Company (the “Initial Collection Agent”), Victory Receivables Corporation (the “Purchaser”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent for the Purchaser (the “Agent”).
Reference is hereby made to that certain Receivables Sale Agreement, dated as of May 31, 2012 (the “Sale Agreement”), among the Seller, the Initial Collection Agent, the Purchaser and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Upon execution by the parties hereto in the space provided for that purpose below, the Sale     Agreement shall be, and it hereby is, amended as follows:
(a)    The defined term “Purchase Limit” appearing in Schedule I to the Sale Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
“Purchase Limit” means $65,000,000; provided, however, for each Seasonal Period the Purchase Limit shall equal $50,000,000.
(b)    Clause (d) of the defined term “Termination Date” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:
(d)    September 7, 2018.
(c)    Section 5.1(a)(viii) the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:
(viii)    Receivables Agreed Upon Procedures Report. As soon as available and in any event by the Termination Date, (i) a copy of an agreed upon procedures report, prepared by Deloitte & Touche LLP (or another firm of nationally-recognized independent registered public accounting firm that is generally recognized as being among the “big four”), as at the end of the fiscal year of Seller, stating the aggregate unpaid balance of the Receivables, the Eligible

Receivables Balance, the unpaid balance of the Delinquent Receivables and Defaulted Receivables and confirming that, based upon its performance of the agreed upon procedures, such accountants found nothing that would indicate that the Periodic Report provided for the Settlement Period ended on or next preceding the last day of such fiscal year of the Seller is not inaccurate or incomplete; and (ii) a copy of an agreed upon procedures report, prepared by the same nationally-recognized independent certified public accountants, or a management report relating to the ability of Originator (if Collection Agent) to perform or observe any term, covenant or condition relating to it hereunder as Collection Agent. The scope of the above agreed upon procedures shall be as described in Schedule 5.1(a)(viii);
(d)    Schedule 5.1(a)(viii) the Sale Agreement is hereby amended in its entirety and as so amended shall read as set forth on Schedule 5.1(a)(viii) attached hereto.
Section 2.    The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Purchaser under, nor constitute a waiver of any provision of, the Sale Agreement.
Section 3.    This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent:
(a)    The Agent shall have received counterparts of this Amendment duly executed by the parties hereto.
(b)    The Agent shall have received executed counterparts to the Second Amended and Restated Fee Letter and the renewal fee described therein.
(c)    No Events of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment.
(d)    The representations and warranties contained in the Sale Agreement shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.
Section 4.    This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be deemed to be an original.
Section 5. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 6.    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401-1 of the General Obligations Law), but without regard to any other conflict of laws provisions thereof.

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In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH, as the Agent

/s/ Eric Williams
By: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION

/s/ David V. DeAngelis
By: David V. DeAngelis
Title: Vice President

GMO RECEIVABLES COMPANY

/s/ James P. Gilligan
By: James P. Gilligan
Title: President

KCP&L GREATER MISSOURI OPERATIONS COMPANY

/s/ Lori A. Wright
By: Lori A. Wright
Title: Vice President - Corporate Planning,
Investor Relations and Treasurer

Signature Page to Fourth Amendment to Receivables Sale Agreement

Schedule 5.1(a)(viii)
Agreed-Upon Procedures Report

As soon as available and in any event by the Termination Date, the Collection Agent shall cause a firm of nationally-recognized independent certified public accountants (who may also render other services to the Collection Agent or the Seller) to furnish an agreed upon procedures report to Agent to the effect that the independent certified public accountants have performed the agreed upon procedures enumerated below and based on such agreed upon procedures have disclosed any non-compliance. It is recognized that modifications or clarifications to these procedures, or the descriptions of these procedures, may be necessary or desirable as the independent certified public accountants perform the work. In the event the accountants seek clarification or interpretation of the procedures to be performed, such requests shall be submitted in writing to the Agent, who shall have sole responsibility and authority to provide clarifications or interpretations.
1. The Agent shall choose four monthly Periodic Reports as presented by the Collection Agent during the related year. For each of the monthly Periodic Reports thus chosen, the accountants shall perform the following:
(i)     Agree the month-end aggregate outstanding balance of Receivables as reported in such Periodic Report to the applicable accounts receivable sub-ledger.
(ii)     Agree the month-end outstanding balance of Receivables which did not constitute Eligible Receivables (by category of ineligibility as set forth in such Periodic Report) during such month as reported in such Periodic Report to applicable accounts receivable sub-ledger.
(iii)     Agree the Collections for the related month as reported in such Periodic Report to Collection Agent’s records.
(iv)     Agree the month-end outstanding balance of Delinquent Receivables as reported in such Periodic Report to Collection Agent’s records.
(v)     Agree the month-end outstanding balance of Defaulted Receivables as reported in such Periodic Report to Collection Agent’s records.
(vi)     Agree the month-end outstanding balance of the aggregate amount of Section 1.5(b) payments owed by the Seller as reported in such Periodic Report to Collection Agent’s records.
(vii) Agree the month-end Charge-offs as reported in such Periodic Report to Collection Agent’s records.
(viii)     Agree the amount by which the outstanding balance of Receivables related to any single Obligor exceeds the Concentration Limit or its Special Limits reported in such Periodic Report to the applicable accounts receivable sub-ledger.
(ix)     Recalculate the amount by which the outstanding balance of Receivables related to any single Obligor agreed in (viii) above exceeds the Concentration Limit or its Special Limit.
(x)     Recompute the mathematical calculations of the Eligible Receivable Balance as set forth in such Periodic Report.

2. The accountants shall judgmentally select twenty (20) Receivables from the accounts receivable sub-ledger maintained by the Collection Agent and agree the activity with respect to such Receivables in the Collection Agent’s records to the information reported for such Receivables in each of the four Periodic Reports selected.